SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                      ----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                      Date of Report: January 9, 2001



                             F.N.B. CORPORATION
           ______________________________________________________
           (Exact name of registrant as specified in its charter)


          Pennsylvania                   0-8144               25-1255406
  ----------------------------        -----------        -------------------
    (State of Incorporation)          (Commission            (IRS Employer
                                      File Number)       Identification No.)





          One F.N.B. Blvd., Hermitage, Pennsylvania           16148
          -----------------------------------------        ----------
           (Address of principal executive offices)        (Zip code)


                                (724) 981-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.        OTHER EVENTS

               The following document is filed as an exhibit to this Form 8-K:

               I.  Press Release of F.N.B. Corporation dated January 9, 2001.

                               Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     F.N.B. CORPORATION
                                     (Registrant)


                                     By:    /s/John D. Waters
                                            ______________________________
                                     Name:  John D. Waters
                                     Title: Vice President and
                                            Chief Financial Officer

Dated: January 9, 2001


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                                            F.N.B. CORPORATION
                                            (Nasdaq: FBAN)
                                            HERMITAGE, PA  16148
www.fnbcorporation.com

FOR IMMEDIATE RELEASE
---------------------

DATE:      January 9, 2001
CONTACT:   Clay W. Cone
           Vice President - Corporate Affairs
           941-436-1676

               F.N.B. ANNOUNCES CHARTER CONSOLIDATION PROGRAM

NAPLES, FL, AND HERMITAGE, PA, Jan. 9 - F.N.B. Corporation (NASDAQ: FBAN), a diversified financial services company, announced today that it has initiated a charter consolidation plan as part of an effort to improve long-term shareholder value.

The integration project, which is scheduled for completion during the first quarter 2001, is expected to boost pre-tax earnings on an annualized basis in the range of $3.8 million to $4.1 million, or on an after-tax basis $0.11 a share to $0.12 a share, by the year 2002.

Under the program, each of F.N.B.'s community bank affiliates will be combined under a single operating charter for each state. The company's five Florida banks will be merged under First National Bank of Florida and its two Pennsylvania banks will be combined under First National Bank of Pennsylvania. The company's two affiliates in northeastern Ohio have already been consolidated under a single charter, Metropolitan National Bank.

This streamlining will enable the company to realize significant savings by eliminating operational redundancies and integrating common deposit and lending programs. The company also will achieve regulatory savings by reducing the total number of charters.

"After building our community banking franchise, we are beginning the next step of integrating certain operations," said Gary L. Tice, President and Chief Executive Officer of F.N.B. "Doing so will improve our efficiency ratio and bring our company more in line with other top performing financial institutions in our market segment."

F.N.B.'s banking affiliates include First National Bank of Pennsylvania (Hermitage, PA), First National Bank of Naples (Naples, FL), Cape Coral National Bank (Cape Coral, FL), First National Bank of Florida (Clearwater,
FL), West Coast Guaranty Bank (Sarasota, FL), Metropolitan National Bank (Youngstown, OH), Reeves Bank (Beaver, PA), First National Bank of Fort Myers (Fort Myers, FL), and First County Bank (Chardon, OH).

Each bank will continue to do business under its own name an will be managed by a local President and Chief Executive Officer, who will be assisted by a community bank board. This will ensure that decisions will continue to be made locally. Since there is no overlap of operations, no branch locations will be closed as a result of this action.

The management of the five Florida banking affiliates will serve under the leadership of F.N.B. Executive Vice President Kevin C. Hale, who will assume the additional role of President and Chief Executive Officer of First National Bank of Florida. Prior to joining the company in March 2000, Hale held executive management positions with SunTrust Bank, Southwest Florida, including five years as President and Chief Operating Officer.

Hale noted that the charter consolidation effort should be transparent to customers. "Each affiliate will retain its respective bank name and local management structure," he said. "Customers also will not notice a change in staffing or service at the branch level since almost all the targeted cuts will come from management and back-office operations."

The four banking affiliates in Pennsylvania and Ohio will remain under the guidance of Stephen J. Gurgovits, Vice Chairman of F.N.B. Corporation and President and Chief Executive Officer of First National Bank of Pennsylvania. Gurgovits, who has been with the organization for nearly 40 years, noted that the charter consolidation effort will be instrumental in unifying the banking affiliates as an organization. He emphasized that each bank will continue to serve as "responsible corporate citizens" in their markets.

"This is not a change in philosophy," Gurgovits said. "Each bank will remain deeply committed to maintaining strong local relationships in their respective communities."

F.N.B. estimates it will reduce its company-wide workforce by about 4 percent spread throughout its franchise. The positions to be eliminated were identified through an extensive review focused on reducing operational redundancies, eliminating certain layers of management, employing the most advanced technology and empowering employees on the local level. To ease the effect of displaced employees, the company will be offering career transition benefits. F.N.B. currently has 1,790 employees.

In conjunction with the foregoing actions, F.N.B. will take a pre-tax consolidation charge of $3 million to $3.2 million in the first quarter 2001 to cover severance-related costs and other related expenses. The recovery period for these charges is estimated at 10 months.

"It is always difficult when change results in a staff reduction," Tice said. "But this streamlining is very necessary for us to achieve our strategic objectives."

Once the charter consolidation plan is completed, F.N.B. expects to improve its return on average shareholders' equity in the range of 70 to 80 basis points. The company further expects to enhance it operating efficiency ratio in the range of 170 to 190 basis points.

F.N.B. Corporation is a $4 billion diversified financial services company with executive offices in Naples, Florida, and Hermitage, Pennsylvania. The company currently owns and operates traditional community banks, insurance agencies, a consumer finance company and First National Trust Company with a total of 151 offices in five states. The company's other financial subsidiaries will not be affected by the consolidation program.

F.N.B. has increased cash dividends for 28 consecutive years and has been recognized as a Dividend Achiever by Mergent FIS, formerly known as Moody's Investors Service.

                                 # # # # #

F.N.B. Corporation will host a conference call at 2 p.m. (Eastern Time) on January 11, 2001. The live conference call will be available at 888-222-2994. For those who are unavailable to listen to the live call, a replay of the conference call will be available from 4 p.m. (ET) on January 11, 2001, until 7 p.m. on January 17, 2001, by calling 800-428-6051. Callers may access the conference call replay by using the pass code 153247.

This press release contains statements of F.N.B.'s strategies, plans and objectives, as well as estimates of its future operating results, as well as estimates of financial condition, operating efficiencies and revenue creation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities, Litigation Reform Act of 1995), which involve significant risk and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements.

Copies of this news release are available over the Internet at www.fnbcorporation.com or by calling 1-800-262-7600, extension 1676. Shares of the corporation's common stock are traded on the Nasdaq Stock Market under the symbol FBAN.